Exhibit 10.1

AMENDMENT NO. 2024-1 TO

CYTOSORBENTS CORPORATION

AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE COMPENSATION PLAN

April 19, 2024

WHEREAS, CytoSorbents Corporation, a Delaware corporation (the “Company”), maintains the Company’s Amended and Restated 2014 Long-Term Incentive Plan, effective as of April 12, 2019 (the “Plan”) for the benefit of eligible employees of the Company or its subsidiaries or affiliates, non-employee members of the Board, and other service providers who perform services for the Company or its subsidiaries or affiliates; and

WHEREAS, the Company desires to amend the Plan to increase the total number of shares of common stock of the Company that may be issued or transferred under the Plan.

NOW, THEREFORE, in accordance with the foregoing and subject to approval of the Company’s stockholders, the Plan shall be, and hereby is, amended as follows:

1.Section 5(a) of the Plan is hereby deleted in its entirety and replaced with the following:

(a) Share Pool. The number of shares of Common Stock issuable pursuant to Awards that may be granted under the Plan (the “ Share Pool ”) shall be equal to an aggregate 20,900,000 shares which represents (i) 2,400,000 shares approved by stockholders under the 2014 Plan (ii) an additional 5,000,000 shares approved by the stockholders on June 6, 2017, (iii) an additional 6,000,000 shares approved by the stockholders under the Amended and Restated Plan, plus (iv) an additional 7,500,000 shares approved by the stockholders on June 6, 2024.

2.Except as modified herein, all provisions of the Plan shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2024-1 to the Company’s Amended and Restated 2014 Long Term Incentive Plan as of the date first set forth above.

CYTOSORBENTS CORPORATION

By:	/s/ Dr. Phillip P. Chan
Name:	Dr. Phillip P. Chan
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NO. 2024-1 TO AMENDED AND RESTATED LONG-TERM
INCENTIVE PLAN